                                   EXHIBIT 4

                            GEORGIA BANCSHARES, INC.
                            ------------------------

                          DIRECTORS STOCK OPTION PLAN


1.   Purpose.
     -------

     This Directors Stock Option Plan (the "Plan") of Georgia Bancshares, Inc. (the "Company) is intended to promote the best interests of the Company and its shareholders by rewarding long-term and continued active service of the members of the Board of Directors (the "Board") of the Company. Unless otherwise indicated by the context herein, reference to the "Company" includes the Company and its subsidiaries.

2.   Effective Date and Term of Plan.
     -------------------------------

     The Plan shall become effective upon such date as it may be approved by the shareholders of the Company and shall remain in effect for seven years from the date on which it is so approved or until termination by the Board, whichever occurs first.

3.   Administration of the Plan.
     --------------------------

     (a) The Plan shall be administered by the Board and, subject to the provisions of this Plan, the Board shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan.

     (b) The Board shall act by a majority of its members then in office. Decisions and determinations of the Board on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Board shall be liable for any action taken or decision made in good faith relating to this Plan or any grant hereunder.

4.   Stock Subject to the Plan.
     -------------------------

     There are authorized for issuance and delivery by exercise of options to be granted under the Plan an aggregate of 40,000 shares of the Company's common stock (the "Common Stock"), subject to adjustment as provided in this Plan. If any option issued under this Plan shall expire, terminate or be canceled for any reason prior to its exercise in full, then the shares of Common Stock subject to such option shall be added to the shares of Common Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

5.   Terms and Conditions of Stock Options.
     -------------------------------------

     Each option granted under the Plan shall be evidenced by an option agreement in such form, not inconsistent with this Plan, as the Board shall approve from time to time, which option agreement shall comply with and be subject to the following terms and conditions.

     (a)  Eligibility.  All directors of the Company are eligible to receive
          -----------
          options under the Plan.

     (b)  Annual Option Grants.  Commencing on June 1, 1996, and annually
          --------------------
          thereafter on such date during the term of this Plan, each director who attended, during the previous fiscal year, at least 75% of the meetings of the Company's Board and committees for which such director was a member (unless a majority of the entire Board of Directors determines to excuse for good cause such lack of attendance), shall be granted on such date an option to purchase 815 shares of Common Stock (or such pro rata number of shares as remain available under this Plan, if less than 815) for such Board service. Notwithstanding the foregoing, these options may be relinquished for the previous year upon the vote of two-thirds of the entire Board of Directors.

     (c)  Option Exercise Price.  The option exercise price for each option
          ---------------------
          granted under the Plan shall be the book value per share as of December 31 of the fiscal year for which the option was granted. "Book Value" for purposes of this Plan shall be determined by the Company's independent certified public accountants and such calculations shall be deemed conclusive for purposes of this Plan.

     (d)  Exercise of Option.  Options may be exercised only by written notice
          ------------------
          to the Company, accompanied by payment, in cash or check payable to the Company, of the full exercise price for the shares as to which they are exercised.

     (e)  Term.  An option granted under the Plan shall not be exercisable after
          ----
          the expiration of ten years from the date of grant.

     (f)  Termination of Service.  The options granted under this Plan shall not
          ----------------------
          be subject to earlier termination in the event of the cessation for any reason of a recipient's service on the Board.

     (g)  Nontransferability.  An option granted under this Plan shall be
          ------------------
          transferable only by will or by applicable laws of descent and distribution and during a recipient's lifetime shall be exercisable only by the recipient to whom the option is granted. Except as permitted by the preceding sentence, each option granted under this Plan shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and the option shall not be subject to execution, attachment or civil process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option contrary to the provisions of the Plan or upon the levy or any attachment or similar process upon such option, the option shall immediately become null and void. No shares obtained upon the exercise of an option may be sold or otherwise disposed of prior to six months after the date the respective option is granted.

     (h) Each option agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Board may deem appropriate from time to time.

6.   Stock Adjustments; Changes in Capitalization.
     --------------------------------------------

     In the event the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities or if additional shares or other property (other than ordinary cash dividends) are distributed with respect to the shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin off, split off or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares of Common Stock reserved for issuance under the Plan,
(ii) the number and kind of shares or other securities subject to the then outstanding options under the Plan, and (iii) the price for each share subject to any then outstanding options of the Plan. No fractional shares will be issued under the Plan on account of any such adjustment.

7.   Change in Control.
     -----------------

     Notwithstanding the provisions of Section 5(b) of this Plan, if there occurs a "Change in Control," as hereinafter defined, there shall be granted to each member of the Board of Directors who was in office after the most recent meeting of shareholders at which directors were elected that preceded such Change in Control and who was not thereafter removed from the Board for cause an option exercisable with respect to each such director's pro rata share of any remaining Common Stock not subject to previously granted options under the Plan, i.e., each such director shall be deemed to have been granted an option to
- ----
purchase an amount of shares of Common Stock equal to the remaining shares of Common Stock available for option under the terms of this Plan divided by the number of directors serving on the Board at the time rounded downward to the closest whole number of shares. Further, notwithstanding any provisions of this Plan to the contrary or the provisions of any outstanding option agreement regarding exercisability, each of the options deemed to be granted hereunder and each outstanding option granted previously under the Plan shall become exercisable immediately in full for the aggregate number of shares covered thereby in the event of a Change in Control. The grant of options pursuant to this Section 7 may be cancelled or conditioned by the affirmative vote or written consent of a majority of the members of the Board of Directors who were in office after the most recent meeting of shareholders at which directors were elected that preceded the respective Change in Control and who were not thereafter removed from the Board for cause. For the purposes of this Section 7, the term "Change of Control" shall mean any event whereby (i) the Board (or, if the approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted to cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or (c) the adoption of a plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration; provided, that after consummation of such offer, the person, corporation or other entity in question would be the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of
1934), directly or indirectly, of 25% or more of the outstanding Common Stock (calculated as provided in Rule 13d-3(d) in the case of rights to acquire Common Stock), or (iii) in the opinion of the Board of Directors such event is likely to lead to changes in control of the ownership of Common Stock. Upon the occurrence of a Change in Control, and the Board's direction to immediately grant options, the Company shall furnish each option recipient of the deemed grant of options pursuant to this Section 7 and to each recipient of previously granted options a notice setting forth the nature of the Change in Control and the requirement that each holder of an option purchase, within ten days from actual receipt of such notice, all or any portion of the shares of Common Stock which are subject to his or her option pursuant to the other terms and conditions hereof, and any such option that remains unexercised, whether deemed to be granted under this Section 7 or previously outstanding, shall terminate as to any balance remaining of unacquired shares as of the eleventh day from the date of such actual receipt of notice.

8.   Limitation of Rights.
     --------------------

     (a)  No Right to Continue as a Director.  Neither the Plan, nor the
          ----------------------------------
          granting of any options, nor any other action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that the Company will retain a recipient as a director for any period of time, or at any particular rate of compensation.

     (b)  No Stockholder's Rights for Options.  The holder of any options
          -----------------------------------
          granted under the Plan shall have no rights as a stockholder with respect to the shares of Common Stock covered by such options until the date of the issuance to such holder of a stock certificate therefor, and no adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9.   Withholding Taxes.
     -----------------

     Whatever shares of Common Stock are to be issued and delivered under the Plan, the Board shall have the right, at or prior to the delivery of any certificate or certificates for such shares, to require the recipient to remit to the Company, in the form of cash or check payable to the order of the Company, an amount sufficient to satisfy withholding requirements with respect to federal, state and local income and employment taxes.

10.  Amendment, Modification and Termination.
     ---------------------------------------

     The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no action by the Board, without approval of the Company's shareholders may (except as otherwise provided in Section 6 hereof),
(i) increase the total number of shares of Common Stock available under the Plan in the aggregate, (ii) extend the period during which any option may be exercised, (iii) extend the term of the Plan, (iv) change the option price or
(v) alter the class of persons eligible to receive options under the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any recipient with respect to any option previously granted.

11.  Notices.
     -------

     All notices or other communications hereunder must be in writing and will be deemed given on the date delivered if delivered in person, or on the third business day after mailed by depositing the same postage prepaid in a post office addressed to the Company at its principal office and to any other person at their last known address furnished to the Company.

OPTION NUMBER D - 1                                             _____ SHARES



                            GEORGIA BANCSHARES, INC.
                            ------------------------

                          DIRECTOR OPTION TO PURCHASE
                             SHARES OF COMMON STOCK


     This certifies that, for value received, _______________ (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, at any time and from time to time after the date set forth hereinbelow and before 5:00 P.M., Tucker, Georgia, time, ________________ (such date being ______ years from the date of this Option, and being hereinafter referred to as the "Exercise Termination Date"), but not thereafter, to purchase _____ shares of the Common Stock, $4.00 par value per share (the "Shares"), of Georgia Bancshares, Inc. (the "Company").

     The purchase price payable upon exercise of this Option shall be the book value per share as of December 31, _____, as determined by the Company's independent certified public accountants (the "Option Price"), which is subject to adjustment upon the occurrence of the contingencies set forth in this Option.

     Upon delivery of this Option with the subscription form attached hereto, duly executed, together with payment of the Option Price for the Shares thereby purchased, at the principal office of the Company, or at such other address as the Company may designate by notice in writing to the Holder, the Holder shall be entitled to receive, and the Company shall, within a reasonable time (not to exceed ten business days after this Option shall have been exercised as set forth hereinabove) deliver to the Holder a certificate(s) for the Shares containing such legends with respect to transferability as required by applicable statutes, rules and regulations, together with a newly executed Option containing the same date, terms and conditions of this Option and governing the purchase of the balance remaining of the Shares purchasable hereunder.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE UPON THE PRIVATE PLACEMENT EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT OF 1933 AND REGULATION D PROMULGATED THEREUNDER AND IN RELIANCE UPON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS EXEMPT UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS OR IS OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

     This Option is subject to the following terms and conditions:

     1.  Exercise of Option.  This Option, except as otherwise provided herein,
         ------------------
may be exercised at any time after the date set forth hereinbelow and prior to 5:00 P.M., Tucker, Georgia time on the Exercise Termination Date, but not thereafter, in whole or in part, from time to time, as to all or any part of the number of Shares then subject thereto.

     2.   Covenants of the Company.  The Company covenants and agrees as
          ------------------------
follows:

          (a) all Shares issued upon the exercise of this Option, and full payment therefor, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to their issuance.

          (b) at all times prior to the Exercise Termination Date, the Company will have authorized and reserved a sufficient number of Shares to provide for the exercise of this Option.

     3.  Adjustment of Shares and Option Price.  The number of Shares subject to
         -------------------------------------
issuance upon exercise of this Option and the Option Price shall be subject to adjustment from time to time in accordance with the following provisions:

          (a) If the Company shall subdivide its outstanding Shares into a greater number of shares or combine its outstanding Shares into a lesser number of shares, the number of Shares subject to issuance upon exercise of this Option (and not previously exercised) shall be adjusted proportionately. That is, the number of Shares subject to issuance upon exercise of this Option shall be multiplied by a fraction of which the denominator is the number of Shares outstanding immediately prior to the subdivision or combination and the numerator of which is the number of Shares outstanding immediately after the subdivision or combination. Upon a subdivision or combination of Shares, the Option Price shall be adjusted by making the following calculation: (i) the number of Shares subject to issuance by exercise of this Option prior to the subdivision or combination shall be multiplied by the Option Price in effect just prior to the subdivision or combination; and (ii) the number of Shares subject to issuance by exercise of this Option after the subdivision or combination shall be divided into the result of the computation in (i) above.

          (b) If the Company declares and pays a dividend upon its Shares payable in additional Shares, the number of Shares subject to issuance upon exercise of this Option (and not previously exercised) and the Option Price shall be adjusted by treating the stock dividend as a stock split in accordance with the provisions of subparagraph (a) above.

          (c) If the Company effects any reorganization or reclassification of its Shares (other than as provided for in subparagraph (a) and (b) above), or any consolidation or merger of the Company with another entity, or any sale of all or substantially all of the Company's assets which results in shareholders becoming entitled to receive any securities or property other than the Shares of the Company, appropriate adjustment or provision (as determined by agreement of the Company or any successor entity and the Holder) shall be made with respect to the rights and interests of the Holder so that all of the provisions of this Option shall thereafter be applicable, as nearly as may be, in relation to any securities or property thereafter deliverable upon the exercise of this Option.

          (d) No adjustment to the Option Price or the number of Shares subject to issuance upon exercise of this Option shall be made under any of the following circumstances: (i) the sale of any of the Company's securities in an arms-length transaction at a price which has been approved by the Company's Board of Directors; or (ii) the issuance or exercise of any stock options, stock purchase warrants, or common stock issued pursuant to conversion rights attached to any securities issued by the Company which have been approved by the Company's Board of Directors.

          (e) If any event occurs as to which the other provisions of this Paragraph 3 are not strictly applicable, or, if strict application would not protect the number of Shares receivable by Holder upon exercise of this Option in accordance with the intent of these provisions, the Company's Board of Directors shall adjust the application of these provisions in accordance with their intent so as to reasonably protect the rights of the Holder hereunder.

          (f) The Company shall not be required to issue a fraction of a Share upon exercise of this Option. If any fraction of a Share would, except for the provision of this subparagraph, be issuable upon exercise of this Option, the Company will: (i) if the fraction of a Share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of Shares to which the Holder is otherwise entitled; or (ii) if the fraction of a Share otherwise issuable is greater than one-half, round up and issue to the Holder one full Share in addition to the largest whole number of Shares to which the Holder is otherwise entitled.

          (g) Upon any adjustment of the Option Price and any increase or decrease in the number of Shares issuable upon exercise of this Option, then, and in each such case, the Company, within thirty days thereafter, shall give written notice thereof to the Holder which notice shall state the Option Price as adjusted and the increased or decreased number of Shares, setting forth in reasonable detail the method of calculation of each.

     4.  No Right as Shareholder.  Nothing contained in this Option shall be
         -----------------------
construed as conferring upon the Holder any of the rights of a shareholder of the Company.

     5.  Investment Representations.  The Holder, by acceptance of this Option,
         --------------------------
hereby represents, acknowledges and agrees as follows:

          (a) that the Holder is acquiring this Option and the Shares issuable upon exercise of this Option for his own account, for investment purposes only and not with a view to sale or distribution thereof, in whole or in part;

          (b) that neither this Option nor the Shares issuable upon exercise of this Option have been registered under the Securities Act of 1933, as amended, or any applicable state securities or Blue Sky laws (collectively the "Acts");

          (c) that the Holder shall not sell, transfer or otherwise dispose of this Option (except as otherwise provided in this Option) or the Shares issuable upon exercise of this Option, unless the Holder delivers to the Company an opinion, addressed to the Company, by counsel selected by the Holder and acceptable to the Company and its counsel, in form and substance satisfactory to the Company and its counsel, to the effect that the sale, transfer or other disposition of the Shares can be effected without registration and in compliance with the Acts, or that exemption from the Acts are available for such sale, transfer or other disposition; and that any certificate(s) for the Shares issued upon exercise of this Option shall bear legends describing the foregoing restrictions;

          (d) that the Holder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares issuable upon exercise of this Option;

          (e) the Holder has been given the opportunity to inquire of the officers and directors of the Company, and has been given full and complete access to all documents, books and records of the Company, concerning the business of the Company, its financial status, current circumstances, and future prospects;

          (f) all other relevant information regarding the Company has been made available to the Holder as deemed necessary for the Holder to make an informed investment decision; and

          (g) that the Holder can bear the economic risks of an investment in the Shares issuable upon exercise of this Option as the Shares are not freely transferable and there is not presently any public market for the Shares of the Company.

     The foregoing terms and provisions of this Paragraph 5 are true and correct as of the date hereof, and shall be true and correct as of any time the Holder shall exercise this Option and on the date of such purchase, and shall survive any such purchase or the termination or expiration of this Option.

     6.  Transfer Restrictions.  The Holder may not transfer this Option except
         ---------------------
by will or pursuant to applicable laws of descent and distribution. This Option shall not be otherwise transferable, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Holder's lifetime only by the Holder or his guardian or legal representative.

     7.  Required Exercise or Termination.  If the Company (or its shareholders,
         --------------------------------
as the case may be) shall propose to sell or exchange either (i) all or in excess of 50% of the outstanding Shares of the Company or (ii) all or substantially all of the assets of the Company, then the Company shall have to right, exercisable in its sole discretion by notice to the Holder, to require the Holder to purchase, within ten days from the date of such notice, all or any portion of the Shares which are subject to this Option pursuant to the other terms and conditions hereof, and this Option shall terminate as to any balance remaining of the Shares as of the eleventh day from the date of such notice from the Company to the Holder.

     8.  Miscellaneous Provisions.
         ------------------------

          (a) Any notice or communication to be given pursuant to this Option shall be in writing and shall be delivered in person or by certified mail, return receipt requested, in the United States Mail, postage prepaid. Notices to the Company shall be addressed to the Company's principal office. Notice to the Holder shall be addressed to the Holder's address as reflected in the records of the Company. Notices shall be effective upon delivery in person or, if mailed, at midnight on the third business day after mailing.

          (b) The terms of this Option shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, any successors and permitted assigns.

          (c) This Option shall be governed by and construed in accordance with the laws of the State of Georgia.

          (d) The headings contained herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any of the provisions of this Option.

          (e) In the event that any one or more of the provisions contained in this Option shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Option shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (f) This Option may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought.

     IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officers and its corporate seal to be affixed hereto this ____ day of _______, 199__.


                              GEORGIA BANCSHARES, INC.


                              By:_________________________________
                                President


                              Attest:

                              ____________________________________
                              Secretary

                                    [CORPORATE SEAL]


Accepted and Agreed
to by the Holder:


_________________________

                           DIRECTOR SUBSCRIPTION FORM
                           --------------------------

                    (To Be Executed Upon Exercise Of Option)



To:  Georgia Bancshares, Inc.


     The undersigned hereby exercises the right to purchase _________ shares of Common Stock (the "Shares") covered by the attached Option in accordance with the terms and conditions thereof, and herewith makes full payment of the aggregate Option Price of $_________ for such Shares. The undersigned hereby directs that the certificate(s) for such Shares be issued in the name of, and delivered to _______________________ whose address is ___________________________________________. If the number of Shares so purchased shall not be all of the Shares purchasable under such Option, a new Option for the balance remaining of the Shares purchasable thereunder shall be issued in the name of and delivered to the undersigned at the address shown below.

     This ____ day of __________, ________.



                                    ________________________________
                                    (Signature must conform in all
                                    respects to name of Holder as
                                    specified on the face of the
                                    Option)
Signature Guaranteed By:

                                    ________________________________
_________________________           Street Address
Commercial Bank or Member
Firm of a Stock Exchange
                                    ________________________________
                                    City, State, Zip Code

                                    ________________________________
                                    Social Security Number